Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES CASH TENDER OFFERS
FOR OUTSTANDING DEBT SECURITIES

HOUSTON, Texas, November 3, 2023 – Murphy Oil Corporation (NYSE: MUR) (“Murphy” or the “Company”) announced today the commencement of a series of tender offers to purchase for cash up to $250,000,000 aggregate principal amount (the “Maximum Aggregate Cap”) certain of its outstanding series of senior notes listed in the table below (collectively, the “Notes”).

					Dollars per $1,000 Principal Amount of Notes(3)
Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum SubCap(1)	Acceptance Priority Level(2)	Tender Offer Consideration	Early Tender Premium	Total Consideration(4)
5.875% Senior Notes due 2027	626717 AM4 / US626717AM42	$543,249,000	$50,000,000	1	$945	$50	$995

7.050% Senior Notes due 2029	626717 AA0 / US626717AA04	$250,000,000	N/A	2	$950	$50	$1,000

6.375% Senior Notes due 2028	626717 AN2 / US626717AN25	$451,934,000	N/A	3	$950	$50	$1,000

5.875% Senior Notes due 2027	626717 AM4 / US626717AM42	$543,249,000	N/A	4	$945	$50	$995

(1)	The maximum subcap applicable to the 5.875% Senior Notes due 2027 (the “2027 Notes”) of $50,000,000 (the “2027 Maximum SubCap”) represents the maximum aggregate principal amount in respect of the 2027 Notes that may be purchased at Acceptance Priority Level “1”. Acceptance for tenders of 2027 Notes may be subject to proration at Acceptance Priority Level “1” if the aggregate principal amount of 2027 Notes validly tendered would result in the aggregate principal amount of 2027 Notes exceeding the 2027 Maximum SubCap. In the event 2027 Notes are validly tendered and accepted for purchase at both Acceptance Priority Level “1” and Acceptance Priority Level “4” and the aggregate principal amount of Notes validly tendered in the Tender Offers exceeds the Maximum Aggregate Cap, acceptance for tenders of 2027 Notes may be subject to proration such that the aggregate principal amount of Notes that are accepted for purchase in the Tender Offers comes nearest to, but does not exceed, the Maximum Aggregate Cap.

(2)	Subject to the Maximum Aggregate Cap and proration if applicable, the principal amount of Notes that is purchased in each tender offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column; provided that the Company will not accept 2027 Notes at Acceptance Priority Level “1” in an aggregate principal amount that exceeds the 2027 Maximum SubCap. In the event 2027 Notes are validly tendered and accepted for purchase at both Acceptance Priority Level “1” and Acceptance Priority Level “4” and the aggregate principal amount of Notes validly tendered in the Tender Offers exceeds the Maximum Aggregate Cap, acceptance for tenders of 2027 Notes may be subject to proration such that the aggregate principal amount of Notes that are accepted for purchase in the Tender Offers comes nearest to, but does not exceed, the Maximum Aggregate Cap.

(3)	Does not include accrued and unpaid interest on the Notes, which will also be payable as provided herein.

(4)	Includes the Early Tender Premium (as defined herein).

The tender offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated November 3, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the tender offers. The Company reserves the right, but is under no obligation, to increase or decrease the Maximum Aggregate Cap or the 2027 Maximum SubCap in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.

The tender offers for the Notes will expire at 5:00 p.m., New York City time, on December 5, 2023, or any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”), unless earlier terminated. Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on November 17, 2023 (such date and time, as it may be extended with respect to a tender offer, the “Early Tender Date”), to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, the holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below).

In addition to the consideration set forth in the table above, all holders of Notes accepted for purchase in the tender offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date.

Subject to the Maximum Aggregate Cap, the 2027 Maximum SubCap and proration if applicable, holders of Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the tender offers will receive the applicable tender offer consideration set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”) plus the early tender offer premium for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes validly tendered (and not validly withdrawn) after the Early Tender Date, but before or at the Expiration Date, and accepted for purchase pursuant to the tender offers will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. No tenders will be valid if submitted after the Expiration Date. Notes validly tendered prior to or at the Early Tender Date will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Date, even if such Notes validly tendered after the Early Tender Date have a higher acceptance priority level than Notes validly tendered prior to or at the Early Tender Date in each tender offer.

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand. The purpose of the tender offers is to reduce the Company’s total debt and interest expense.

The tender offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 8, 2023, the third business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be November 22, 2023; provided that the conditions to the satisfaction of the applicable tender offer are satisfied.

Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on November 17, 2023.

The tender offers are subject to the satisfaction or waiver of certain conditions which are specified in the Offer to Purchase. The tender offers are not conditioned on any minimum principal amount of Notes being tendered.

INFORMATION RELATING TO THE TENDER OFFERS

The Offer to Purchase is being distributed to holders beginning today. J.P. Morgan Securities LLC is the dealer manager for the tender offers. Investors with questions regarding the terms and conditions of the tender offers may contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4087 (collect).

Global Bondholder Services Corporation is the Tender and Information Agent for the tender offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/MUR/.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the tender offers, and, if so, the principal amount of Notes to tender.

ABOUT MURPHY OIL CORPORATION

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company’s ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general; and our ability to consummate the Tender Offers on the anticipated terms, if at all. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts: InvestorRelations@murphyoilcorp.com Kelly Whitley, 281-675-9107 Megan Larson, 281-675-9470